EXHIBIT 21.1

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
LIST OF SUBSIDIARIES
AS OF DECEMBER 31, 2010

Corporate Name	Jurisdiction of Incorporation
Chanin & Company, LLC	California
Chanin Advisors, LLC	Delaware
Chanin Capital Partners, LLC	California
D&P Canada Acquisition Corp	Canada
D&P International Holdings, LLC	Delaware
Duff & Phelps (H.K.) Holdings Limited	Hong Kong SAR
Duff & Phelps Acquisitions, LLC	Delaware
Duff & Phelps B.V.	The Netherlands
Duff & Phelps Canada Limited	Canada
Duff & Phelps Equity, LLC	Delaware
Duff & Phelps Financial Advisory (Shanghai) Limited Co.	People's Republic of China
Duff & Phelps GmbH	Germany
Duff & Phelps Investigations (IL), LLC	Illinois
Duff & Phelps K.K.	Japan
Duff & Phelps Ltd.	England and Wales
Duff & Phelps Schweiz GmbH	Switzerland
Duff & Phelps Securities Ltd.	England and Wales
Duff & Phelps Securities, LLC	Delaware
Duff & Phelps WTS, LLC	New Jersey
Duff & Phelps, LLC	Delaware
Duff & Phelps, SAS	France
Rash & Associates, L.P.	Texas
Rash Acquisition GP, LLC	Delaware
Salamandastron, Inc.	Canada